UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 12, 2013

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420
Seattle, Washington 98101
(206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificate of Amendment to Articles of Incorporation for a Nevada Profit Corporation

On August 9, 2013, the stockholders of Visualant, Inc. (“Visualant” or the “Company”), an industry-leading provider of chromatic-based identification and diagnostic solutions with its ChromaID™ technology, approved an amendment to the Company’s Articles of Incorporation increasing the number of authorized common shares from 200 million to 500 million shares.

On August 12, 2013, the Company filed and received approval from the State of Nevada for a Certificate of Amendment to the Articles of Incorporation for Visualant, Inc., a Nevada Profit Corporation, related to the increase in the number of authorized common shares from 200 million to 500 million shares.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation for Visualant, Inc., a Nevada Profit Corporation, dated August 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

August 14, 2012	By:	/s/ Mark Scott
Mark Scott, CFO

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation for Visualant, Inc., a Nevada Profit Corporation, dated August 12, 2013.